SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  June 15, 2000



                              SANDERSON FARMS, INC.
             (Exact name of registrant as specified in its charter)




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       Mississippi                  0-16567                 64-0615843
     (State or other       (Commission File Number)      (I.R.S. Employer
     jurisdiction of                                    Identification No.)
      incorporation)
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                                (601) 649-4030
             (Registrant's telephone number, including area code)


                                 Not Applicable
        (Former name or former address, if changed since last report)

Item 5.  Other Events.

      On June 15, 2000, the Registrant delivered to Harris Trust and Savings Bank and SunTrust Bank a guaranty by the Registrant of $3,206,000 of a $13,500,000 loan by those banks to the Estate of Joe Frank Sanderson. The loan is described in Item 5 of the Registrant's Quarterly Report (Form 10-Q) for the quarterly period ended April 30, 2000. The Estate is required by its Credit Agreement with the banks to notify them if at any time the Loan-to-Value Ratio exceeds 60%, and then to reduce the Loan-to-Value Ratio to 50% within five business days thereafter. The Loan-to-Value Ratio is calculated by dividing (A) the market value of the Common Stock of the Registrant that is owned by the Estate and is pledged to secure the loan (presently 3,229,672 shares), into (B) the principal balance of the loan less the sum of (i) any cash collateral that the banks hold for the loan, and (ii) the amount of any guaranty of the loan that may have been delivered by the Registrant. (For this purpose the Common Stock is considered to have no collateral value if its market price is less than $5.00 per share.) The amount of the guaranty was calculated to bring the Loan-to-Value Ratio to 50%. The Credit Agreement has been filed as Exhibit 3 to Amendment No. 1 to Schedule 13D filed by William R. Sanderson (Date of Event which Requires Filing: March 21, 2000) with respect to common stock of the Registrant.

      On June 15, 2000, the Estate entered into an Indemnity Agreement with the Registrant. The Indemnity Agreement was a condition to the Registrant's delivery of any guaranty of the Estate's loan. It provides, among other things, that the Estate will indemnify the Registrant against all liabilities that the Registrant may be called upon to pay under the guaranty (and any future guaranty the Registrant may deliver to the Estate's banks).

      The principal amount of the Estate's loan is $13,500,000 and is payable in 20 quarterly installments of principal, the first of which becomes due April 1, 2001. The first four installments are $250,000 each, and the remaining 16 are $781,250 each. Interest payment dates vary depending on the interest rate options that are chosen by the Estate from time to time, but interest payments are not less frequent than approximately quarterly commencing March 31, 2000.

      After providing its guaranty, the Registrant is not aware of any payment or other default under the Estate's loan.

      The Registrant reports these events on Form 8-K because it has not previously delivered a guaranty of the Estate's loan. The Registrant expects to report on the status and amount of its guaranty in its Quarterly Reports on Form 10-Q and/or its proxy materials. The Registrant does not expect to continue reporting the status and amount of its guaranty on Form 8-K, but may choose to do so if extraordinary events occur.

Item 7.  Financial Statements and Exhibits

      Financial statements:  not applicable

      Exhibits.  The following exhibit is filed with this Current Report:


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              Exhibit No.                         Description

                 10-N Guaranty Agreement dated June 15, 2000, by the Registrant in favor of Harris Trust and Savings Bank and Sun Trust Bank
                 10-O
                                        Indemnity Agreement dated June 15,
                                        2000, between the Registrant and the
                                        Estate of Joe Frank Sanderson
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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 SANDERSON FARMS, INC.
                                                      (Registrant)

                                                By:s/D. Michael Cockrell
                                                    D. Michael Cockrell
                                               Treasurer and Chief Financial
                                                        Officer